Exhibit 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated January
24, 1995 incorporated by reference in Freeport-McMoRan Resource Partners, Limited Partnership's (the Company) Form 10-K for the year ended December 31, 1994, and to our report dated December 7, 1994 included in the Company's Form 8-K/A dated February 23, 1995 covering the financial statements of the domestic sulphur operations of Pennzoil Company's sulphur division for the year ended December 31, 1993, and to all references to our firm included in this registration statement.



New Orleans, Louisiana                        Arthur Andersen LLP
February 13, 1996